Exhibit 4.21

PSBC (2024) ZHO5001

WORKING CAPITAL LOAN AGREEMENT

Contract No.: PSBC3501-YYT2025101301

POSTAL SAVINGS BANK OF CHINA

Dear Customer: To protect your rights and interests, please carefully read all the clauses of this Agreement before signing (especially clauses with bold headings or bold text), and pay attention to your rights and obligations under this Agreement. If you have any questions about this Agreement, please consult the Postal Savings Bank. For business consultation and complaints, please call the Postal Savings Bank customer service hotline at XXXXX. If you discover any clues of fund fraud involving our staff or violations of discipline during your business dealings, you are welcome to report them to our bank via email at XXXXX, and we thank you for helping us build a culture of “Sunshine Lending”.

Borrower (full name): Shengfeng Logistics Group Co., Ltd.

Address: XXX

Phone: XXX

Fax: XXX

Email: XXX

Legal Representative / Person in Charge: XXX

Lender (full name): Postal Savings Bank of China Co., Ltd. Fuzhou Branch

Address: XXX

Phone: XXX

Fax: XXX

Email: XXX

Legal Representative / Person in Charge: XXX

Definitions

LPR (Loan Prime Rate) as referred to in this Agreement means the loan market quoted interest rate published by the National Interbank Funding Center (www.shibor.org).

Recitals

The Borrower has submitted an application for a working capital loan to the Lender, and the Lender has agreed, after review, to extend the loan in accordance with the terms and conditions of this Agreement. In accordance with the relevant laws, regulations, and rules of the People’s Republic of China, the parties have reached an agreement through equal negotiation and hereby enter into this Agreement to be bound by it.

Article 1 Loan Amount

The loan amount under this Agreement is RMB XXX (in words: RMB XXX) working capital loan (in case of any discrepancy between figures and words, the words shall prevail).

Article 2 Loan Term

The loan term under this Agreement is 1 year (or 12 months). The commencement date shall be determined in accordance with Method 2.2 below, and the maturity date shall be determined in accordance with Method 2.4 below:

2.1 The date on which the first loan proceeds reach the Borrower’s designated account;

2.2 XXX year XXX month XXX day as the commencement date;

2.3 The date on which all principal and final-period interest agreed under this Agreement have been fully repaid;

2.4 XXX year XXX month XXX day as the maturity date.

If the Borrower makes draws in installments, the maturity date of each draw shall not exceed the maturity date of the loan term. The actual draw date shall be based on the date stated in the Loan Certificate. The Loan Certificate is an integral and inseparable part of this Agreement.

Article 3 Loan Purpose

The Borrower shall use the loan funds for XXX. Without the Lender’s prior written consent, the Borrower shall not change the loan purpose stipulated in this Agreement. The loan funds shall not be used for Borrower’s shareholder dividends, financial assets, fixed assets, equity investments; nor shall they be used in areas and for purposes prohibited by the State.

Article 4 Loan Interest Rate and Interest Calculation

4.1 Loan Interest Rate

The loan interest rate under this Agreement is the annualized interest rate inclusive of value-added tax, calculated on a simple interest basis, and determined in accordance with Method 4.1.1 below:

4.1.1 Fixed rate: taking the LPR (or other) for 1-year (term) period published on the one working day prior to the first loan drawdown (or as otherwise specified) as the pricing benchmark, plus (or minus) XXX basis points, the interest rate remains unchanged throughout the loan term.

4.1.2 Floating rate: [Not applicable – left blank]

4.1.3 Floating rate (periodic adjustment): [Not applicable – left blank]

4.1.4 Other: [Not applicable]

4.2 Penalty Interest and Compound Interest

4.2.1 If the Borrower fails to repay the principal of the loan by the agreed maturity date, penalty interest shall be charged on the overdue portion at the overdue loan penalty interest rate from the date of default until the principal is fully repaid. Overdue loan penalty interest rate = loan interest rate × 150%.

4.2.2 If the Borrower fails to use the loan for the agreed purpose, penalty interest shall be charged on the misappropriated portion at the misappropriated loan penalty interest rate from the date of misappropriation until the principal is fully repaid or the misappropriation is rectified. Misappropriated loan penalty interest rate = loan interest rate × 200%.

4.2.3 For loans that are both overdue and misappropriated, penalty interest shall be charged at the misappropriated loan penalty interest rate.

4.2.4 Interest that cannot be paid on time shall accrue compound interest at the overdue loan penalty interest rate on each interest settlement date; penalty interest shall accrue compound interest at the corresponding penalty interest rate on each interest settlement date.

4.2.5 Penalty interest rates shall be adjusted in accordance with the adjustment of the loan interest rate. If the loan interest rate is adjusted pursuant to this Agreement, the penalty interest and compound interest shall be recalculated in segments from the date of adjustment.

4.3 Interest Calculation

Interest on the loan under this Agreement is calculated on the basis of 360 days per year, accruing from the actual drawdown date based on the actual number of days and the actual amount drawn. The formula is: Interest = Outstanding Loan Balance × Number of Days Used × Loan Interest Rate / 360.

4.4 Interest Settlement Method

Interest on the loan under this Agreement shall be settled in accordance with Method 4.4.1 below:

4.4.1 Quarterly settlement: the 20th of the last month of each quarter is the settlement date and the 21st is the interest payment date. If the 21st falls on a statutory holiday (e.g., Saturday, Sunday) or a statutory public holiday (e.g., Spring Festival, National Day), the payment date shall be postponed to the first working day after such holiday.

4.4.2 Monthly settlement: the 20th of each month is the settlement date and the 21st is the interest payment date. If the 21st falls on a statutory holiday or public holiday, the payment date shall be postponed to the first working day after such holiday.

4.4.3 Other methods: [Not applicable]

The last interest settlement date under this Agreement is the final repayment date of the loan, with interest settled simultaneously with principal.

4.5 Interest Payment

The Borrower shall deposit the interest due into the account stipulated in this Agreement before 16:00 Beijing time on each interest payment date, and the Lender shall deduct it directly from such account. If the interest payment date falls on a statutory holiday or public holiday, and the Borrower fails to repay the interest before the end of the first working day following such holiday, compound interest shall be charged from the day after the interest payment date at the overdue loan penalty interest rate.

Article 5 Conditions Precedent for Drawdown

Except where the Lender has waived any or all of the following conditions precedent, the Lender shall only be obligated to disburse the loan under this Agreement if the following conditions precedent are continuously satisfied:

5.1 Conditions Precedent for First Drawdown

When all the following conditions are met, the Borrower may apply to the Lender for the first drawdown:

5.1.1 At least 10 working days before the first drawdown date, the Borrower shall submit the following documents to the Lender:

5.1.1.1 A board resolution or shareholders’ meeting resolution or other authorized body resolution convened in accordance with statutory procedures and approved by the legally required quorum of directors or shareholders, which is genuine, legal, and valid, authorizing the Borrower to apply to the Lender for the loan under this Agreement.

5.1.1.2 Where the loan is secured, the security provider (including guarantor, mortgagor, pledgor, same below) shall convene a meeting in accordance with statutory procedures and approve by the legally required quorum of directors or shareholders a resolution that is genuine, legal, and valid, authorizing the provision of security for the loan under this Agreement. For natural persons providing guarantees, valid identification documents of the guarantor and spouse (if any), proof of the guarantor’s property and income (valid proof of property ownership; income certificates issued by the unit’s finance or human resources department, individual income tax certificates, or other materials recognized by the Lender), and written documents from the guarantor and spouse (if any) agreeing to provide security are required. If the security provider is a listed company, a subsidiary controlled by a listed company, or a company whose shares are traded on a national securities exchange approved by the State Council, relevant materials regarding the security matter should be disclosed at the board or shareholders’ meeting. If the company provides security for its shareholders or actual controllers, a shareholders’ meeting resolution is required.

5.1.2 This Agreement and the security agreement or terms (if any) have come into effect.

5.1.3 The security interest (if any) has been validly established and remains effective through legally prescribed procedures, and the title certificates and other relevant authorization documents have been submitted to the Lender.

5.1.4 The Borrower has opened a settlement account with the Lender as stipulated in this Agreement.

5.1.5 Other conditions agreed upon by both parties: [Not applicable]

5.2 Conditions Precedent for Each Drawdown (Including the First Drawdown)

When all the following conditions are met, the Lender shall be obligated to disburse the loan under this Agreement to the Borrower:

5.2.1 The Borrower has delivered the following documents to the Lender, the circumstances described in such documents have not changed and remain effective, or the Borrower has made reasonable explanations and clarifications regarding the changes (unless this Agreement explicitly requires originals, the following documents shall be provided as clear, legible copies; each copy shall be stamped by the provider or issuer to certify that it is a true, complete, and latest copy of the original):

5.2.1.1 The Borrower’s “Three-in-One” new business license (or latest business license copy, organization code certificate, tax registration certificate), basic deposit account information, and current valid company articles of association.

5.2.1.2 Identification documents of the Borrower’s legal representative/person in charge, signature/seal specimens of each shareholder/director, legal representative/person in charge, and the Borrower’s company seal, financial special seal, and authorized financial officer’s signature/seal specimens.

5.2.1.3 Where the loan is secured, the security provider’s (including guarantor, mortgagor, pledgor) “Three-in-One” new business license (or latest business license copy, organization code certificate, tax registration certificate), basic deposit account information, and current valid company articles of association; identification documents of the security provider’s legal representative/person in charge; and signature/seal specimens of shareholders/directors/actual controllers/legal representatives/persons in charge with the proportion of voting rights compliant with valid articles of association.

5.2.1.4 For entrusted payment, transaction background proof materials that comply with the agreed purpose of the loan have been submitted.

5.2.1.5 Explanation of usage of the previous self-payment drawdown (original) and payment clearance certificate related to the loan usage.

5.2.1.6 Major transaction documents related to this project, and other transaction documents requested by the Lender.

5.2.1.7 Insurance documents related to this project (if any), with the Lender named as the first beneficiary or loss payee (original).

5.2.1.8 For entrusted payment, the Borrower shall submit a correctly completed “Loan Drawdown Application (Entrusted Payment)” (see Attachment 1 for format); for self-payment, a correctly completed “Loan Drawdown Application (Self-Payment)” (see Attachment 2 for format).

5.2.1.9 Original of correctly completed “Loan Certificate”.

5.2.1.10 Other documents, reports, certificates, and materials required by the Lender.

5.2.2 The amount of each drawdown plus the outstanding principal balance as of the day before the drawdown shall not exceed the loan amount agreed in this Agreement.

5.2.3 This Agreement has come into effect, and the representations and warranties made by the Borrower in this Agreement remain valid and effective, and no default event or circumstances endangering the security of the Lender’s creditor’s rights under this Agreement have occurred.

5.2.4 The security agreement or terms (if any) have come into effect, and no default event or material adverse event has occurred under the security agreement or terms (if any).

5.2.5 The security interest (if any) has been validly established and remains effective through legally prescribed procedures, and the title certificates and other relevant authorization documents have been submitted to the Lender.

5.2.6 No law, regulation, rule or competent authority has prohibited or restricted the Lender from disbursing the loan under this Agreement.

5.2.7 The use of funds conforms to the loan purpose agreed in this Agreement. After the Lender’s review and approval, drawdown shall be made at the agreed date and amount.

5.2.8 Other drawdown conditions agreed upon by both parties: [Not applicable]

Article 6 Drawdown Schedule and Procedures

6.1 Drawdown Schedule

6.1.1 The Borrower shall draw down according to the following scheduled plan (1):

(1) The Borrower shall draw down all funds under this Agreement in one lump sum on XXX year XXX month XXX day, with the specific drawdown date based on the date stated in the Loan Certificate;

(2) The Borrower shall draw down within the drawdown period, with the specific date based on the Loan Certificate. The drawdown period under this Agreement is ___/___years (or ___/___ months), starting from the date this Agreement becomes effective, until ___/___year ___/___month ___/___day. Outside the drawdown period, the Lender has the right to refuse to disburse funds;

(3) Drawdown in installments according to schedule, with specific drawdown plan in Attachment 3 (Drawdown Schedule).

6.1.2 If the Borrower is unable to draw down on the date agreed in this Agreement, the Borrower shall submit a written application to the Lender at least 10 working days before the scheduled drawdown date, stating the reason. After review and approval by the Lender, both parties shall sign a drawdown schedule amendment agreement, which shall serve as an attachment to this Agreement.

6.1.3 Without the Lender’s prior written consent, the Borrower may not cancel undrawn loans under this Agreement; otherwise, the Lender has the right to charge a penalty of ___/___% of the cancelled loan amount as compensation for the Lender’s fund arrangement costs and income losses.

6.2 Drawdown Procedures

6.2.1 The Borrower shall submit a correctly completed “Loan Drawdown Application” and “Loan Certificate” to the Lender at least ___/___ working days before the drawdown date.

6.2.2 After receiving the “Loan Drawdown Application” and “Loan Certificate” from the Borrower, the Lender shall, upon verification that there are no errors and the drawdown preconditions stipulated in this Agreement have been met, credit the loan funds to the account stipulated in this Agreement on the date stated in the Loan Certificate. If the review is not approved or the drawdown conditions are not met, the Lender has the right to refuse the Borrower’s drawdown application and notify the Borrower in writing.

Article 7 Payment

The Lender has the right to manage and control the disbursement of loan funds to supervise the use of loan funds in accordance with the purposes stipulated in this Agreement:

7.1 Methods of Fund Payment

Loan funds under this Agreement shall be disbursed in accordance with Method 7.1.1 below:

7.1.1 Full Lender Entrusted Payment: Lender entrusted payment means the Lender, based on the Borrower’s drawdown application and payment authorization, transfers the loan funds from the Borrower’s account to the Borrower’s transaction counterpart that meets the agreed purpose of this Agreement.

7.1.2 Full Borrower Self-Payment: Borrower self-payment means the Lender, based on the Borrower’s drawdown application, disburses the loan funds to the Borrower’s account, and the Borrower independently transfers the funds to the transaction counterparts that meet the agreed purpose of the loan.

7.1.3 If the payment to a specific transaction counterpart in a single transaction exceeds RMB 10 million, or if the Borrower has a new credit business relationship with the Lender and the Borrower’s creditworthiness is average, the Lender entrusted payment method shall be used; in other circumstances, the appropriate method shall be selected according to the Lender’s requirements and instructions.

7.2 Payment Management

7.2.1 For Lender entrusted payment, the Lender shall verify before fund disbursement whether the payment recipient and payment amount information in the Borrower’s drawdown application match the corresponding transaction background materials. After the Lender’s approval, based on the payment time and amount stated in the drawdown application, the Lender shall transfer the loan funds through the account opened by the Borrower with the Lender to the Borrower’s transaction counterpart account specified in the drawdown application. For Borrowers with a good track record of loan fund usage, within the scope of the agreed loan purpose, if a reasonable emergency payment need arises, upon the Borrower’s application and after the Lender’s risk assessment and approval, the Lender may appropriately simplify the pre-disbursement certification materials and procedures required for entrusted payment, but the Borrower still needs to provide supplementary certification materials for the Lender’s post-disbursement review within ___/___ working days after disbursement.

7.2.2 For self-payment, the Borrower shall submit loan fund usage summary reports to the Lender as required. The Lender has the right to verify through account analysis, voucher inspection, or on-site inspection whether the loan funds are used for the agreed purpose, and whether there are any circumvention of entrusted payment through fragmentation.

7.3 In the following circumstances, the Lender has the right to change the payment method from Borrower self-payment to Lender entrusted payment, or require the Borrower to supplement payment application materials, and stop or suspend the disbursement and payment of loan funds:

7.3.1 The Borrower’s creditworthiness has deteriorated;

7.3.2 The Borrower’s operations and financial condition have significantly worsened;

7.3.3 Abnormal use of loan funds or circumvention of entrusted payment;

7.3.4 Other material breaches of the Agreement by the Borrower.

Article 8 Repayment

8.1 Repayment Schedule

The Borrower shall repay the principal of the loan under this Agreement on time and in full in accordance with Method (1) below (if the actual drawdown amount is less than the agreed loan amount, each actual repayment amount shall be reduced proportionally in accordance with the ratio of actual drawdown amount to agreed loan amount):

(1) Lump sum repayment: The Borrower shall repay all loan principal in one lump sum on XXX year XXX month XXX day.

(2) Repayment in installments according to schedule, with specific repayment plan in Attachment 4 (Repayment Schedule).

8.2 Repayment Procedures

8.2.1 The Borrower shall deposit the principal due into the designated account at least ___/___ days before the agreed repayment date, and the Lender shall deduct it directly from such account.

8.2.2 If the repayment date falls on a statutory holiday or public holiday, the Borrower may choose to repay on the last working day before such holiday, and the Lender will not calculate interest from that date to the maturity date; the Borrower may also choose to repay on the first working day after such holiday, and the Lender will calculate interest at the agreed rate for the days from maturity to actual repayment. If the principal is not repaid on the first working day after a statutory holiday or public holiday, penalty interest shall be charged from the maturity date.

8.3 Repayment Priority

The Borrower shall fulfill its repayment obligations in the following order: fees, interest (including interest, penalty interest, compound interest), and principal. If the Borrower’s payment is insufficient to settle all debts, the Lender may reasonably determine the repayment order in accordance with applicable laws, regulations, business practices, and internal management requirements, and reserves the right to adjust the repayment order between principal and interest (including interest, penalty interest, compound interest).

8.4 Repayment Schedule Adjustment

8.4.1 If the Borrower needs to adjust the repayment time of one or more installments within the loan term, the Borrower shall submit a written application to the Lender at least 15 working days before the agreed repayment date, stating the reason and proposing a repayment schedule adjustment recommendation.

8.4.2 The Lender shall make a decision within 7 working days of receiving the Borrower’s application and notify the Borrower in writing. If the Lender agrees, both parties shall sign a repayment schedule adjustment agreement, which shall serve as an attachment to this Agreement.

8.5 Extension

8.5.1 If the Borrower needs to extend the loan term for any reason, it may apply to the Lender for an extension.

8.5.2 The Borrower shall submit a written application to the Lender at least 30 working days before the last installment of the loan matures, stating the reason for the extension.

8.5.3 The Lender shall notify the Borrower within 15 working days of receiving the above application whether it agrees to the application. If the Lender agrees to the extension, when the extended loan term reaches a new interest rate re-pricing date, the Lender has the right to charge interest at the new rate applicable to the new term from the extension date, and both parties shall sign a loan extension agreement, which shall serve as an attachment to this Agreement.

8.6 Prepayment

8.6.1 If the Borrower intends to prepay the loan, it shall submit a written application to the Lender at least 30 working days in advance, specifying the amount and date of prepayment; the Lender shall make a decision within 10 working days of receiving the Borrower’s application and notify the Borrower in writing.

8.6.2 If the Borrower prepays, it shall preferentially repay the earlier-maturing loans first.

8.6.3 Once the Borrower has submitted the prepayment notice and written application to the Lender, they are irrevocable.

8.6.4 Except for one-time full repayment of all remaining principal, any single prepayment by the Borrower shall not be less than RMB 1,000,000 (one million yuan), and shall be a multiple of RMB 1,000,000.

8.6.5 Prepayments made pursuant to this article shall be paid together with all accrued interest up to the prepayment date.

8.6.6 Loans voluntarily prepaid by the Borrower may not be re-drawn.

8.6.7 If the Borrower makes prepayment after obtaining the Lender’s consent pursuant to this Article, the Lender has the right to charge a penalty of ___/___% of the prepayment amount as compensation for the Lender’s fund arrangement costs and expected income losses.

Article 9 Account

9.1 Account Information

The Borrower shall open a settlement account with the Lender before the first disbursement of the loan under this Agreement. Settlement account information is as follows:

Account Name: Shengfeng Logistics Group Co., Ltd.

Bank: Postal Savings Bank of China Co., Ltd. Fuzhou Gulou Sub-branch

Account Number: XXX

Payment System Number: XXX

9.2 Account Management

9.2.1 The settlement account is the Borrower’s deposit and settlement account. The Borrower shall deposit funds into the settlement account including but not limited to the following items, and promptly provide information on the inflows and outflows of such account, and accept supervision:

9.2.1.1 Loan funds under this Agreement;

9.2.1.2 Other funds held by the Borrower related to this Agreement, including but not limited to sales returns, proceeds from debt, subsidy funds, etc.

9.2.2 The settlement account is subject to the Lender’s supervision. If the Borrower’s cash flow is abnormal and may affect the security of the loan under this Agreement, the Lender has the right to inquire with the Borrower and take measures such as temporarily suspending fund payments. If necessary, the Borrower shall sign an “Account Management Agreement” or “Special Account Management Agreement for Debt Funds” as required by the Lender, as an attachment to this Agreement.

9.2.3 If the Borrower has opened a revolving fund account at other financial institutions, it shall report to the Lender on the fund inflows and outflows of such account on a ___/___ (monthly/quarterly) basis. The information of the Borrower’s revolving fund accounts at other financial institutions is as follows: [Not applicable]

Article 10 Security

The security for the debt under this Agreement is provided in accordance with Items 10.1 and 10.2 below (multiple selections available):

10.1 The guarantor XXX, pursuant to the “Maximum Amount Guarantee Agreement” with reference number PSBC3501-YYT2024081603, provides joint and several liability guarantee to the Lender;

10.2 The mortgagor Fuzhou Dongjin Hongyе Real Estate Co., Ltd., pursuant to the “Maximum Amount Mortgage Agreement” with reference number PSBC3501-YYT2024081602, provides mortgage security to the Lender. The mortgaged property is: XXX commercial real estate;

10.3 The pledgor ___/___ pursuant to the agreement with reference number ___/___ “___/___” provides pledge security to the Lender. The pledged property is: ___/____;

10.4 Other security measures: ___/_____.

Article 11 Representations and Warranties

The Borrower makes the following representations and warranties to the Lender, which shall remain continuously valid and true and accurate throughout the term of this Agreement:

11.1 The Borrower is duly incorporated and validly existing under the laws of the People’s Republic of China, and possesses all necessary rights, authorizations, and approvals to sign and perform this Agreement.

11.2 The person signing this Agreement is the Borrower’s duly authorized representative. All terms of this Agreement represent the Borrower’s genuine intent, and this Agreement is legally binding on the Borrower upon execution.

11.3 The Borrower’s signing of this Agreement and performance of its obligations hereunder does not violate any laws, regulations, rules, judgments, decisions or orders applicable to the Borrower, and will not conflict with any other agreements it has entered into or its articles of association or any obligations assumed thereunder, either legally or in terms of commercial interests.

11.4 All documents and materials provided by the Borrower to the Lender are true, accurate, complete, valid, and free of any omissions or misrepresentations; all submitted copies are consistent with the originals.

11.5 The financial reports provided by the Borrower comply with relevant legal regulations and truthfully and accurately reflect the Borrower’s financial condition during the reporting year, and the Borrower’s financial condition has not undergone any material adverse change since the most recent reporting date.

11.6 The Borrower has lawful ownership or disposition rights over its assets and interests. As of the effective date of this Agreement, except as disclosed in writing by the Borrower, none of the Borrower’s assets or interests are subject to any form of attachment, pledge, lien, or other form of security interest or guarantee; and there are no agreements or undertakings that could lead to such attachment, pledge, lien, or other form of security interest.

11.7 In its business activities, the Borrower strictly complies with laws and regulations and conducts business within the scope of its business license or as legally approved, and timely handles all necessary approvals, registrations, or filings required for its business activities.

11.8 The Borrower has employed the necessary management and staff for its operations and management, and their employment and terms of employment comply with applicable laws and regulations.

11.9 As of the date of signing this Agreement and during the performance of this Agreement, the Borrower has not and will not have any unpaid wages, medical, disability, bereavement benefits, or compensation owed to its employees.

11.10 The Borrower has a good credit record with no significant adverse credit records.

11.11 The Borrower has not concealed any litigation cases, arbitration cases, administrative proceedings, asset preservation measures, compulsory enforcement proceedings, or other material adverse events that have occurred or may occur and could materially affect its signing or performance of this Agreement, or could have a material adverse effect on its business and financial condition.

11.12 The Borrower guarantees that it will not violate normal repayment order by giving priority to repayment of other debts, and currently and in the future will not sign any agreement or arrangement that would cause the loan under this Agreement to be subordinated.

11.13 Borrower’s environmental and social risk management representations and warranty terms:

11.13.1 The Borrower declares and warrants that its internal management documents related to environmental and social risks comply with legal and regulatory requirements and are effectively implemented;

11.13.2 The Borrower declares and warrants that there are no major lawsuits or arbitration cases related to environmental and social risks.

11.14 The Borrower undertakes to accept the Lender’s supervision, strengthen environmental and social risk management, and undertakes the following:

11.14.1 The Borrower undertakes that all its environmental and social risk-related behaviors and practices are compliant;

11.14.2 The Borrower undertakes to establish sound environmental and social risk internal management systems, with detailed provisions on the responsibilities, obligations, and penalties of relevant responsible personnel;

11.14.3 The Borrower undertakes to establish sound environmental and social risk emergency response mechanisms and measures;

11.14.4 The Borrower undertakes to establish a dedicated department or designate dedicated personnel to be responsible for environmental and social risk matters;

11.14.5 The Borrower undertakes to cooperate with the Lender or its recognized third parties in assessing and inspecting the Borrower’s environmental and social risks;

11.14.6 The Borrower undertakes to respond appropriately or take other necessary actions in the face of strong public or stakeholder challenges regarding the Borrower’s control of environmental and social risks;

11.14.7 The Borrower undertakes to urge important related parties to strengthen management and prevent the spread of environmental and social risks from related parties to the Borrower;

11.14.8 The Borrower undertakes to implement other matters that the Lender deems relevant to controlling environmental and social risks.

11.15 The Borrower shall be responsible for the authenticity, validity, and legality of the materials provided to the Lender, and agrees that the Lender may use the above materials and information for anti-money laundering risk management and other purposes. The Borrower shall not use the Lender’s services or loan to engage in illegal criminal activities such as money laundering and terrorist financing, and when risk characteristics prescribed by regulators or identified by the Lender appear during the loan business relationship, the Lender has the right to conduct necessary due diligence investigations, up to and including terminating or canceling services.

Article 12 Rights and Obligations

The rights and obligations of both the Borrower and Lender are stipulated as follows:

12.1 The Borrower shall draw down in accordance with the drawdown schedule agreed in this Agreement, and repay the principal, interest, penalty interest, compound interest, liquidated damages, and other fees of the loan on time and in full.

12.2 The Borrower shall use the loan funds for the purposes stipulated in this Agreement, and shall not withhold or misappropriate loan funds, and shall not use the loan under this Agreement for securities, fixed asset investment, or other areas where investment of loan funds is prohibited by laws, regulations, and rules.

12.3 The Borrower shall submit to the Lender by May 31 of each year the audited full set of financial reports for the previous accounting year (including balance sheet, income statement, cash flow statement and audit report); within 20 days of the beginning of each quarter, submit to the Lender the full set of financial reports for the previous quarter; and by September 10 of each year, submit to the Lender the full set of financial reports for the first half of the year. If the Borrower is a listed company, the Borrower’s financial reports shall be subject to the company’s annual and quarterly periodic reports disclosed publicly, and submitted to the Lender after public announcement.

12.4 The Borrower undertakes that if any of the following actions would have a material adverse effect on the Borrower’s performance of its obligations under this Agreement, it shall first obtain the Lender’s written consent:

12.4.1 Changing its operating model or property rights organizational form, such as contracting, leased management, joint ventures, mergers, acquisitions, divisions, equity restructuring, equity transfers, trusteeship (takeovers), as well as external investments, cooperation, joint ventures, reorganizations, asset transfers, enterprise transformation/reform, or listing that may affect its ability to repay debts;

12.4.2 Reducing its registered capital, or disposing of major assets by sale, donation, leasing, lending, transfer, or otherwise, or providing guarantees for third-party debts, or using major assets or revenues as collateral or pledge for its own or third-party debts, or securitizing major assets or revenues;

12.4.3 Amending its articles of association, shareholder agreement, or other founding documents, or changing its business scope or main business;

12.4.4 Early repayment of other long-term debts;

12.4.5 Substantial increase in debt financing;

12.4.6 Signing agreements or assuming similar obligations that would materially adversely affect the Borrower’s ability to perform its obligations under this Agreement;

12.4.7 In the event of failure to repay the Lender’s due interest on time and any breach of obligations under this Agreement, distributing dividends to shareholders or transferring or distributing benefits to shareholders in any other manner, or if shareholders are found to be misappropriating funds.

12.5 The Borrower undertakes that when any of the following events occur, it shall immediately notify the Lender on the same day and provide written notice to the Lender within 5 working days from the date of occurrence. If the Borrower is a listed company, the Borrower undertakes that if the following events occur, the Borrower shall disclose them in accordance with listed company information disclosure rules and submit them to the Lender:

12.5.1 The Borrower or the Borrower’s legal representative, controlling shareholder, or actual controller is involved in arbitration, major civil or criminal disputes, or other legal disputes; involves media, environmental, or other major negative information; or the legal representative and internal senior management (mainly shareholders, senior management, or financial personnel) have abnormal personnel changes, including disappearances, detention, “Double Regulation”, or residential surveillance;

12.5.2 The Borrower has been declared or applied for bankruptcy, reorganization, suspension of operations, dissolution, revocation, been ordered to suspend operations, had its license revoked or revoked, been deregistered or dissolved, or other circumstances have occurred that materially affect its ability to repay debts or demonstrate its unwillingness to repay;

12.5.3 The Borrower’s major assets have been seized, attached, frozen, or compulsorily executed, or have been damaged or destroyed for any other reason;

12.5.4 Changes in the Borrower’s legal name, domicile, communication address, business scope, contact information, registered capital, legal representative, etc.;

12.5.5 The Borrower’s debt at any financial institution has matured (including declared early maturity) and has not been repaid or has not been repaid on time, or there are abnormal credit situations or frozen credit limits at any financial institution, or creditors are pursuing overdue debts or seeking compensation;

12.5.6 The Borrower loses its key raw material suppliers or major product sales vendors who are not easily replaceable;

12.5.7 The collateral or pledged property has significantly depreciated or been privately disposed of, the security has been hollowed out, or the guarantor has experienced major emergencies leading to a decline in guarantee capacity;

12.5.8 Other events have occurred that would cause the Borrower to be unable to perform the obligations defined in this Agreement, or representations and warranties made under this Agreement have become untrue or inaccurate material adverse events.

12.6 During the loan repayment period, the Borrower’s profits, depreciation, and retained earnings shall preferentially be used to repay the Lender’s due principal and interest, and only secondarily consider shareholder dividends. During the operating period, shareholders may not misappropriate funds in any manner that affects the Borrower’s normal operations.

12.7 When the security under this Agreement undergoes significant adverse changes, the Borrower shall promptly provide other security measures recognized by the Lender as required by the Lender.

12.8 The Borrower undertakes that the Lender has the right to conduct on-site or off-site investigations of the Borrower, and to conduct post-loan inspections on the Borrower’s operating conditions, financial condition, use of loan funds, payment conditions, and repayment conditions. The Borrower shall actively cooperate.

12.9 The Borrower undertakes that the Lender has the right to recover the loan funds under this Agreement in advance based on the Borrower’s fund recovery situation.

12.10 If either party is unable to perform this Agreement due to force majeure, it shall promptly notify the other party and take effective measures to prevent losses from expanding. The party affected by force majeure shall provide the other party with detailed information about the force majeure event and proof documents issued by relevant government authorities regarding the occurrence and impact of the force majeure event within 20 days of the event’s occurrence. Both parties shall promptly negotiate to resolve the matter.

12.11 The Lender has the right to inquire about the Borrower’s hidden local government debt balance. If it is found that the Borrower has illegally added local government hidden debt, the Lender will stop providing financing and suspend drawdowns under signed financing agreements. At the same time, the Lender has the right to report the relevant situation to regulatory authorities.

Article 13 Related-Party Transaction Disclosure

13.1 If the Borrower is a group customer:

The Borrower shall promptly report to the Lender any related-party transactions involving amounts exceeding 10% of its net assets, including the related relationships of the transaction parties, the nature of the transaction, the amount or proportion of the transaction, and pricing policies (including transactions with no consideration or only nominal consideration).

13.2 In any of the following circumstances, the Lender has the right to unilaterally stop paying the Borrower’s unused loan funds and demand early repayment: using fictitious contracts with related parties to discount or pledge receivables and accounts receivable to banks to obtain bank funds or credit; refusing to accept the Lender’s supervision and inspection of its credit fund usage and financial activities; major mergers and acquisitions, reorganizations and other circumstances that the Lender believes may affect loan security; intentionally damaging the bank’s creditor’s rights through related-party transactions.

Article 14 Events of Borrower Default, Circumstances Endangering Creditor’s Rights Security, and Remedies

14.1 Events of Default by the Borrower:

14.1.1 The Borrower violates any provision of this Agreement or breaches any statutory obligation.

14.1.2 Any representation or warranty made by the Borrower in this Agreement is proven to be untrue, inaccurate, or misleading.

14.1.3 The Borrower clearly indicates or demonstrates through its conduct that it will not perform any obligation under this Agreement.

14.1.4 Loan application documents contain false information.

14.1.5 Failure to provide true and complete financial, business, and other relevant materials as required by the Lender.

14.1.6 Failure to use the loan for the agreed purpose, misappropriation of loan funds, or failure to disburse loan funds in the agreed manner.

14.1.7 Failure to repay principal and interest on time.

14.1.8 Refusing or obstructing the Lender’s supervision and inspection of loan usage.

14.1.9 Transfer of assets, misappropriation of funds to evade debts.

14.1.10 Failure to comply with promised matters and breach of agreed financial indicators.

14.1.11 Occurrence of material cross-default events (circumstances where there are other debt defaults or defaults at other financial institutions are deemed cross-defaults, same below).

14.1.12 Environmental and social risk management representations, warranties, and undertakings of the Borrower have not been earnestly fulfilled.

14.1.13 The Borrower has been penalized by relevant government authorities for poor environmental and social risk management.

14.1.14 The Borrower’s poor environmental and social risk management has been strongly questioned by the public or media.

14.1.15 Other events of default related to environmental and social risk management agreed between this institution and the Borrower, including cross-default events.

14.2 Circumstances Endangering Creditor’s Rights Security:

14.2.1 The Lender believes that any of the following circumstances may endanger the security of its creditor’s rights under this Agreement: the Borrower undergoes contracting, trusteeship (takeover), leased management, equity restructuring, reduction of registered capital, investment, joint venture, merger, acquisition, reorganization, division, joint venture, (applied for) cessation of operations, applied for dissolution, revocation, being ordered to suspend operations, (applied for) bankruptcy, change of controlling shareholders/actual controllers or major asset transfers, suspension or cessation of operations, being subjected to high fines by authorities, being deregistered or having its business license revoked, involvement in major legal disputes, serious difficulties in production and operations or deterioration of financial condition, or the legal representative or principal responsible persons being unable to perform their duties normally.

14.2.2 The Lender believes that any of the following circumstances may endanger the security of its creditor’s rights under this Agreement: the Borrower fails to perform other due obligations, transfers property at low prices or for no consideration, reduces third-party debts, is reluctant to exercise creditor’s rights or other rights, or provides security for third parties.

14.2.3 Shareholders abuse the company’s legal person status or shareholders’ limited liability to evade debts, and the Lender believes this may endanger the security of its creditor’s rights under this Agreement.

14.2.4 Any drawdown condition or payment condition stipulated in this Agreement has not been or is no longer continuously satisfied.

14.2.5 Any of the following circumstances have occurred with the security provider, which the Lender believes may endanger the security of its creditor’s rights under this Agreement:

14.2.5.1 Breach of any provision of the security agreement or terms (if any) or the representations and warranties contain any fraud, errors, or omissions;

14.2.5.2 Occurrence of contracting, trusteeship (takeover), leased management, equity restructuring, reduction of registered capital, investment, joint venture, merger, acquisition, reorganization, division, joint venture, (applied for) cessation of operations, applied for dissolution, revocation, (applied for) bankruptcy, change of controlling shareholders/actual controllers or major asset transfers, suspension or cessation of operations, being subjected to high fines by authorities, being deregistered or having its business license revoked, involvement in major legal disputes, serious difficulties in production and operations or deterioration of financial condition, inability of legal representative or principal responsible persons to perform their duties normally, which may affect the security provider’s ability to perform its guarantee obligations;

14.2.5.3 Other circumstances where the guarantee capacity is lost or may be lost.

14.2.6 Any of the following circumstances have occurred with the mortgaged or pledged property, which the Lender believes may endanger the security of its creditor’s rights under this Agreement:

14.2.6.1 The mortgagor or pledgor has committed any fraud, errors, or omissions in any provision of the mortgage agreement or pledge agreement, or in the representations and warranties;

14.2.6.2 Damage, loss, or depreciation of the mortgaged or pledged property due to third-party actions, national expropriation, confiscation, requisition, no-compensation recovery, demolition, market changes, or any other reason;

14.2.6.3 The mortgaged or pledged property has been sealed, attached, frozen, deducted, retained, auctioned, under administrative supervision by authorities, or its ownership is disputed;

14.2.6.4 Other circumstances that may endanger the Lender’s realization of the mortgage or pledge;

14.2.7 Other circumstances that the Lender believes may endanger the security of its creditor’s rights under this Agreement.

14.3 Remedies

Upon occurrence of any of the circumstances described in Articles 14.1 and 14.2, the Lender has the right to take one or more of the following remedial measures and pursue corresponding legal liability:

14.3.1 Require the Borrower to rectify within a time limit, or adjust the loan interest rate;

14.3.2 Require the Borrower to supplement drawdown or payment conditions;

14.3.3 Stop or suspend the disbursement of loans;

14.3.4 Stop the disbursement of loan funds, or adjust the loan payment method;

14.3.5 Cancel undrawn loan amounts, reduce credit limits, or downgrade the loan risk classification;

14.3.6 Declare the loan due immediately and simultaneously require the Borrower to repay the principal, interest, penalty interest, compound interest, liquidated damages, and other fees of all disbursed loans within a time limit;

14.3.7 Charge penalty interest and compound interest to the Borrower in accordance with this Agreement in the event of loan overdue or misappropriation;

14.3.8 For amounts due and payable by the Borrower under this Agreement and related agreements/documents, the Borrower hereby irrevocably authorizes the Lender: the Lender may directly deduct RMB funds from any account/digital RMB wallet of the Borrower opened at the Postal Savings Bank of China and its branches to pay the principal, interest, compound interest, penalty interest, liquidated damages, compensation, and fees and other charges that the Borrower is required to pay under laws, regulations, and administrative rules, without prior notice to the Borrower. If the currency of the funds in the account/digital RMB wallet differs from the currency of the Borrower’s debt under this Agreement, the Lender has the right to convert it at the spot exchange rate on that day to settle the debt under this Agreement. For exchange transactions that require settlement and sale, the Borrower is obligated to cooperate with the Lender, and the exchange rate risk shall be borne by the Borrower. If the financial assets in the account/digital RMB wallet have not yet matured, the Lender may first process an advance payment and deduct the corresponding amounts to repay the debt after maturity, until all debts of the Borrower under this Agreement are fully settled. For fully prepaid funds, interest shall be calculated at the posted active deposit rate on the deduction date; for partially prepaid funds, the prepaid portion shall be calculated at the posted active deposit rate on the deduction date. Interest losses arising from deduction shall be borne by the Borrower. Even if the Borrower has made this irrevocable authorization, if the Lender so requires, the Borrower shall still cooperate in completing all relevant transfer procedures;

14.3.9 Exercise security interests;

14.3.10 Require guarantors to assume guarantee liability;

14.3.11 Require the Borrower to provide new security for all debts under this Agreement;

14.3.12 Rescind this Agreement;

14.3.13 Require the Borrower to pay a penalty equal to 1% of the outstanding loan balance at the time of the default event, which is not sufficient to compensate the Lender for its losses, the Borrower shall continue to assume compensation liability;

14.3.14 Require the Borrower to compensate the Lender for all losses;

14.3.15 Other remedial measures stipulated in this Agreement, provided in relevant laws and regulations, or deemed necessary by the Lender.

Article 15 Fee Allocation

15.1 Unless otherwise agreed by both parties, all taxes arising in connection with this Agreement and its performance shall be borne by each signing party in accordance with applicable laws and regulations.

15.2 Fees for legal services, insurance, appraisal, registration, custody, authentication, notarization, and other fees related to this Agreement and the security under this Agreement shall be borne by the contracting parties in accordance with laws, regulations, administrative rules, and other normative documents; if laws, regulations, administrative rules, and other normative documents do not specify otherwise, the contracting parties may agree.

15.3 All fees actually incurred by the Lender to realize its creditor’s rights (including but not limited to litigation fees, preservation fees, enforcement fees, arbitration fees, attorney fees, auction fees, travel fees, etc.) shall be borne by the Borrower (except fees required by laws, regulations, and administrative rules to be borne by the Lender).

Article 16 Set-off, Transfer, and Reservation of Rights

16.1 The Borrower shall make full payment of all amounts due under this Agreement, and the Borrower may not claim any offset, deduction, or withholding, or set off against any debts owed by the Borrower’s lender and its branches. If any law requires the Borrower to deduct or withhold any amounts paid to the Lender, the Borrower shall pay the Lender an additional amount so that the amount actually received by the Lender is equal to the amount that should have been received without such deduction or withholding.

16.2 The successors of both parties under this Agreement are legally bound by this Agreement.

16.3 Without the Lender’s prior written consent, the Borrower may not transfer or otherwise dispose of all or part of its debts under this Agreement.

16.4 Without the Borrower’s consent, the Lender has the right to transfer all or part of the creditor’s rights under this Agreement to a third party. The Lender has the right to transfer its rights under the loan agreement to others, and for the purpose of transfer, provide to intermediary institutions and assignee institutions the personal information of the Borrower and guarantor as agreed in the loan agreement regarding identity, address, occupation, telephone, credit records. The Lender’s transfer of rights will be notified to the Borrower and guarantor; notification may be made by written notice, announcement in public media or website, telephone, or text message, and personal information of the recipient and contact method shall be disclosed at that time. If the Lender’s rights transfer requires a change in security registration, the guarantor shall cooperate.

16.5 Any tolerance, indulgence, preference, or delayed exercise by the Lender of any rights under this Agreement shall not affect, damage, or limit all the rights enjoyed by the Lender under this Agreement and in accordance with laws and regulations, and shall not be deemed as a waiver of the Lender’s rights and interests under this Agreement, nor shall it exempt the Borrower from any obligations assumed under this Agreement.

Article 17 Credit Information Authorization

The Borrower agrees that the Lender may query the Borrower’s credit information in the national financial credit information database in accordance with national relevant regulations during the business application period and the duration of the business relationship, and agrees that the Lender may submit the Borrower’s information (including adverse credit information) to the financial credit information database.

Article 18 Proof of Debt

Unless there is reliable and definite contrary evidence or obvious errors, the Lender’s internal accounting records regarding the principal, interest, fees, and repayment records, as well as the vouchers and certificates generated in the process of the Lender handling drawdown, repayment, payment of interest, and collection of loans from the Borrower, all constitute conclusive evidence confirming the creditor-debtor relationship under this Agreement.

Article 19 Contract Modification

19.1 If the Lender needs to delegate the execution of the rights and obligations under this Agreement to other institutions of Postal Savings Bank of China Co., Ltd. due to business needs, or transfer the loan business under this Agreement to other institutions of Postal Savings Bank of China Co., Ltd. for management, the Borrower acknowledges this. The authorized institution of Postal Savings Bank of China Co., Ltd. or other institution of Postal Savings Bank of China Co., Ltd. accepting the loan business has the right to exercise all rights under this Agreement, has the right to file lawsuits with courts, submit arbitration decisions or apply for compulsory enforcement in the name of such institution regarding disputes under this Agreement.

19.2 Unless otherwise provided in this Agreement, after this Agreement becomes effective, any changes or modifications to this Agreement must be agreed upon by both parties in writing.

Article 20 Notices

20.1 All notices under this Agreement must be made in writing and delivered by personal service, registered mail, express courier, or in electronic form via email, fax, mobile phone, or WeChat to the address agreed in this Agreement.

20.2 The provisions of this article apply to notices, letters, agreements, written documents, and other documents related to this Agreement and the matters herein, including but not limited to documents delivered during the performance of the Agreement, documents related to disputes, as well as documents and legal papers related to mediation, litigation, arbitration, enforcement, and other proceedings.

20.3 If the Borrower agrees to electronic delivery, the Borrower shall provide the Lender with its mobile phone number, email address, fax number, or WeChat account (electronic delivery has the same legal effect as physical delivery):

☐ Agree to electronic delivery. The Borrower’s electronic delivery contact information is as follows:

Mobile: / | Email: / | WeChat: / | Fax: /

☑  Do not agree to electronic delivery

20.4 If the Borrower’s delivery address or contact information changes, such as phone disconnection, malfunction, cancellation, deletion, etc., the Borrower shall promptly notify the Lender of the updated delivery address or contact method by written/electronic banking/customer service phone. If the delivery address or contact method is incorrect or has changed but has not been reported on time, the original agreed delivery address or contact method shall prevail; after the Borrower has modified the delivery address or contact method and notified the Lender, the new delivery address or contact method shall prevail.

20.5 Notices shall be deemed delivered on the following dates:

(1) Personal service or courier delivery: the date on which the recipient signs the delivery receipt or acknowledgment slip;

(2) Electronic delivery: the date on which the notice enters the system designated by the recipient to receive electronic information.

Where two or more methods are used simultaneously, the earliest date of arrival shall prevail.

20.6 If the delivery address provided by a party is incorrect, the delivery address changes without notification, or the recipient refuses to accept delivery, causing the relevant documents to fail to be physically received: for personal service, the service person may photograph or record the delivery process and leave the document at such address, and the date of leaving the document shall be the date of delivery; for postal service, the date on which the document is returned shall be the date of delivery; for electronic delivery, when the delivery information reaches the electronic delivery address system, the delivery is deemed effective.

Article 21 Confidentiality

21.1 Both parties to this Agreement shall have a confidentiality obligation with respect to information provided by the other party, and such obligation shall remain effective for a long period; however, either party has the right to make disclosures in any of the following situations: 1) disclosure of information that has become publicly known (not including information that became publicly known due to that party’s violation of this Article); 2) disclosure of such information in any litigation or arbitration; 3) disclosure of such information within the scope required by any applicable laws and regulations; 4) disclosure of such information in accordance with the listing rules of any stock exchange; 5) disclosure of such information to any government, financial, tax, or other administrative authority within the scope required by such authority; 6) disclosure of such information to its directors, management, employees, or professional advisors (including but not limited to lawyers, accountants, etc.), provided that the disclosing party has obtained from the recipient a commitment to comply with the confidentiality obligation of this Article; 7) disclosure of such information with the consent of the information provider.

21.2 The Lender may disclose the Borrower’s information to its affiliates or any person with whom it may make or has made any transfer, participation, or other agreement related to this Agreement.

Article 22 Notarization

If the Lender so requests, both parties shall handle notarization granting enforcement effect on the creditor’s documents for this Agreement and the relevant security agreement or terms (if any). If the Borrower or guarantor fails to perform the repayment or settlement obligations in accordance with this Agreement or the security agreement or terms (if any), the Lender has the right to apply to the notarization institution for an enforcement certificate and apply to the people’s court with jurisdiction for compulsory enforcement. Fees arising from notarization shall be handled in accordance with applicable laws, regulations, and regulatory provisions.

Article 23 Governing Law

This Agreement is governed by and shall be construed in accordance with the laws of mainland China.

Article 24 Dispute Resolution

24.1 Both parties hereby agree and confirm that any disputes arising between the Borrower and the Lender in the performance of this Agreement shall be resolved through negotiation; if negotiation fails, it shall be resolved in accordance with Method 24.1.1 below:

24.1.1 File a lawsuit with the people’s court with jurisdiction at the Lender’s domicile;

24.1.2 Submit to ___/___ Arbitration Commission for arbitration. The arbitration shall be conducted at ___/___ (place of arbitration) in accordance with the arbitration rules and procedures then in effect of the ___/___ Arbitration Commission. The arbitration language shall be Chinese. The arbitral award shall be final and binding on both parties.

24.2 During litigation or arbitration, the terms of this Agreement not in dispute shall continue to be performed.

Article 25 Other Provisions

25.1 ☐ Both the Borrower and the Lender have reached a comprehensive deepened cooperation intention, agreed to establish a long-term and stable “partner, main banking” relationship, and the Lender will provide comprehensive and precise services to the Borrower. After friendly negotiation, the following Method ___/___ shall be adopted to sign the “Postal Savings Bank of China Co., Ltd. Main Banking Client Cooperation Agreement”. (If “√” is marked in the “□” or relevant information is filled in, it is deemed that this article is agreed; if this article is not involved, mark “×” in the “□”, and other terms of this Agreement shall not be affected.)

1. Simultaneously sign the “Postal Savings Bank of China Co., Ltd. Main Banking Client Cooperation Agreement” when this Agreement is signed.

2. Sign the “Postal Savings Bank of China Co., Ltd. Main Banking Client Cooperation Agreement” within 10 working days after this Agreement is signed.

3. Already signed the “Postal Savings Bank of China Co., Ltd. Main Banking Client Cooperation Agreement”, agreement number: ___/___ .

25.2 The Lender has the right to unilaterally cancel the Borrower’s loan commitment, refuse the Borrower’s drawdown application, or automatically cancel the Borrower’s loan commitment due to the Borrower’s deteriorating creditworthiness, at any time without prior notice. If this article conflicts with other articles, this article shall prevail. The Borrower shall submit an application to the Lender before each drawdown.

25.3 During the loan period, without the Lender’s prior written consent and before the loan is settled, the Borrower shall not distribute dividends to shareholders, withdraw or misappropriate funds through equity and debt investments, shall not transfer equity, shall not pledge the Borrower’s equity to third parties for debt financing, shall not newly provide guarantees to enterprises outside the group. The Borrower shall not use loan funds for real estate development, fixed asset investment, equity investment, and other areas prohibited by the State and regulators. Once it is discovered that loan funds have been misappropriated, returned, or re-financed, the Lender will terminate the provision of financing, terminate drawdowns under signed financing agreements, and recall disbursed financing in advance.

Article 26 Supplementary Provisions

26.1 This Agreement is subject to the following provisions under Item 26.1.1:

26.1.1 This Agreement is a specific business contract under the loan authorization agreement with reference number PSBC3501-YYT2024081601 named “Maximum Amount Mortgage Credit Limit Agreement” (hereinafter referred to as the authorization agreement). The contracting parties and legal relationships under this Agreement are all subject to the constraints of the authorization agreement.

26.1.2 This Agreement is an independent credit document signed by the Borrower and the Lender.

26.2 If any clause of this Agreement is determined to be invalid or unenforceable by a court with jurisdiction after this Agreement is signed, or becomes invalid or unenforceable due to legislative action after this Agreement is signed, the other clauses of this Agreement shall not be affected. The Borrower and the Lender shall negotiate in a timely manner to modify the relevant clauses.

26.3 The section headings in this Agreement are for reference purposes only and shall not serve as the basis for interpreting the content of this Agreement.

26.4 This Agreement shall become effective when the legal representatives/persons in charge or authorized representatives of both parties sign (or stamp) and affix company seals or contract seals.

26.5 This Agreement is made in two (2) copies; the Lender and the Borrower each hold one (1) copy; the mortgage registration authority holds ___/___ copies; the notarization authority holds ___/___ copies. Each copy has equal legal effect.

26.6 The following attachments are integral parts of this Agreement and have the same legal effect as this Agreement. Unless otherwise expressly stated, the terms used in the attachments have the same meaning as in this Agreement:

Attachment 1: Postal Savings Bank of China Corporate Loan Drawdown Application (Entrusted Payment)

Attachment 2: Postal Savings Bank of China Corporate Loan Drawdown Application (Self-Payment)

Attachment 3: Drawdown Schedule

Attachment 4: Repayment Schedule

Attachment 5: ___/___

(No further text below)

(This page is the signature and seal page; no substantive text)

Borrower’s Declaration: The Lender has presented the relevant clauses to us in accordance with the law (especially the clauses with bold headings or bold text), and has explained the concepts, content, and legal effects of the relevant clauses as requested by us. We have read and understood the above clauses.

Borrower (Seal): Shengfeng Logistics Group Co., Ltd. [SEAL]

Legal Representative/Person in Charge or Authorized Representative (Signature/Seal): XXX

Lender (Seal): Postal Savings Bank of China Co., Ltd. Fuzhou Branch [SEAL]

Legal Representative/Person in Charge or Authorized Representative (Signature/Seal): XXX

Date of Signing: XXX

Place of Signing: XXX